Exhibit 15.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-153446) of James Hardie Industries N.V. of our report dated June 27, 2008 relating to the consolidated financial statements which appears in this Form 20-F.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 19, 2009